UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 10, 2014

Rio Bravo Oil, Inc.

(Exact name of registrant)

Nevada	000-54564	42-1771917
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5868 Fountainview, Suite 345, Houston, TX 77057

(Address of principal executive offices and zip code)

713-787-9060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Item 9.01

Financial Statements and Exhibits

SIGNATURES

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On October 10, 2014, the Company’s Board of Directors appointed Seth Alan Nichamoff as the Company’s Chief Executive Officer, Acting President and a member of the Company’s Board of Directors, effective immediately, to serve until the next election of officers and directors or appointment of his successor.  In connection with his appointment, the Company and Mr. Nichamoff entered into an Engagement Agreement which provides for an initial term of one (1) year and renews annually until terminated by written notice by either party not less than ninety (90) days prior to the end of any term.  The Engagement Agreement further provided for a base salary of $60,000 per annum, with minimum payments of $1,000 per month, with the remainder being accrued.  He is also entitled  to certain long term incentives and benefits (to the extent they are offered by the Company to other similar employees), including but not limited to paid vacations and an automobile allowance.  The Engagement Agreement also provides for a confidentiality agreement and an agreement not to compete with the Company.

Set forth below is certain biographical information concerning Mr. Nichamoff:

Seth Alan Nichamoff, (40), has been the Company’s Chief Executive Officer, Acting President and a member of the Company’s Board of Directors since October 2014.  He is a practicing attorney at law licensed by the Supreme Court of Texas and a member of the Texas Bar Association.  From 2000 through 2006, he was an associate in the firm of Georgantas & Walters, LLP (now Chaff McCall, L.L.P.).   From 2006 through 2012, he was a shareholder of the firm Nichamoff & King, P.C. and he has been a shareholder of the firm Nichamoff Law, P.C. since 2013.  He is a graduate of the University of Houston Law Center (J.D. 2000) and Texas A&M University of Galveston (B.S. Marine Transportation 1996).

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIO BRAVO OIL, INC.

By:	/s/ Carlos E. Buchanan II ___________________________
Name:	Carlos E. Buchanan II
Title:	Chief Financial Officer

Dated:                 November 13, 2014